Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428

www.therightbank.com
Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports First Quarter 2015 Results

Organic growth and successful acquisition drive first quarter results.

EUGENE, Ore., April 29, 2015 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the first quarter 2015.

Recent highlights:

•	Completed acquisition and core system integration of Capital Pacific Bank during first quarter.

•	Achieved organic growth in average core deposits of $63.2 million or 5.84% during first quarter.

•	Achieved organic loan growth of $10.0 million during the first quarter 2015.

•	Generated $52.9 million of approved and unfunded loan commitments during first quarter.

•	Declared first quarter 2015 regular quarterly cash dividend of $0.10 per share.

•	Awarded the Raymond James Community Bankers Cup that recognizes the top 10% community banks based on various profitability, operational efficiency, and balance sheet metrics.

•	Recognized for the sixteenth consecutive year by the Oregon Business magazine as one of the 100 Best Companies to Work For in Oregon.

Capital Pacific Bank acquisition

The Capital Pacific Bank acquisition, announced on November 19, 2014, was successfully closed on March 6, 2015. System integration was also successfully completed during the weekend of March 20, 2015. A summary of the assets and liabilities acquired through the transaction is provided in the financial tables accompanying this press release.

Net income

Net income for first quarter 2015 was $2.8 million or $0.15 per diluted share compared to net income of $3.8 million or $0.21 per diluted share in first quarter 2014. Merger expense related to the acquisition of Capital Pacific Bank totaled $1.8 million in the first quarter and reduced net income by approximately $1.2 million or $0.07 per share.

“Our first quarter results, combined with the completion of the Capital Pacific Bank acquisition in Portland, Oregon and successful integration of systems demonstrated our continued progress toward achievement of our strategic initiatives,” said Roger Busse, chief executive officer. “Further the Capital Pacific transaction will provide meaningful scale to our Portland operations, as well as add to our financial performance during the year and be accretive to our shareholders.”

Core deposits

Period-end Company-defined core deposits at March 31, 2015, were $1.42 billion and included $223.0 million of deposits acquired in the Capital Pacific transaction. Organically, outstanding core deposits were up $83.5 million or 7.52% during the first quarter 2015. Average core deposits, which removes daily volatility in balances, for the first quarter 2015 were $1.20 billion compared to $1.08 billion and $992.5 million for fourth quarter 2015 and first quarter 2014, respectively. Removing the $54.4 million in outstanding average Capital Pacific deposits, organic average core deposits in first quarter 2015 were up $63.2 million or 5.84% over the prior quarter. At period-end March 31, 2015, noninterest-bearing demand deposits totaled $503.7 million and represented 35.54% of core deposits.

“Our bankers continued to effectively execute our business strategies and were successful in developing new relationships,” said Casey Hogan, chief operating officer. “Our pipelines continue to be strong, and we anticipate loan and deposit growth to continue.”

Loans

Outstanding gross loans at March 31, 2015, were $1.26 billion and included $199.9 million of loans (net of fair value marks) acquired in the Capital Pacific transaction. Organic loan growth during the first quarter 2015 of $10.00 million was primarily attributable to increased commercial and industrial lending and local real estate lending. In addition to organic loan growth, during the first quarter, the Company originated loans with unfunded commitments at March 31, 2015 totaling $52.9 million, which were primarily centered in construction. This is up from the $21.1 million in originated unfunded loan commitments in the first quarter 2014. Loans to dental professionals were up $4.6 million from the previous quarter. The Company continued to see expansion of its national dental lending, but the more seasoned local dental portfolio remained relatively unchanged as new production was offset by normal principal payments. At March 31, 2015, loans to dental practitioners totaled $311.0 million and represented 24.76% of the loan portfolio compared to 29.29% at December 31, 2014. The reduction in the concentration of dental loans during the first quarter 2015 was the result of loans added to the portfolio from the acquisition of Capital Pacific Bank.

Credit quality and statistics

For the eighth consecutive quarter, the Company made no provision for loan losses, reflecting the credit quality of the loan portfolio. With the acquisition of the Capital Pacific loan portfolio, the allowance for loan losses as a percentage of outstanding loans at March 31, 2015, declined to 1.25% compared to 1.50% at December 31, 2014. This was a result of the Capital Pacific acquired loans included at their fair value, net of any credit risk adjustments. The allowance for loan losses as a percentage of nonperforming loans net of guarantees remained very strong at 569.74%. During the first quarter 2015, the Company recorded net loan recoveries totaling $87 thousand.

At March 31, 2015, nonperforming assets, net of government guarantees, totaled $16.8 million, or 0.94% of total assets, compared to $15.4 million or 1.02% of total assets at December 31, 2014. Nonperforming assets at March 31, 2015 were comprised of $2.6 million of nonperforming loans, net of government guarantees, and $14.2 million in other real estate owned. Loans past-due 30-89 days were 0.35% of total loans at March 31, 2015, compared to 0.15% of total loans at December 31, 2014.

Net interest margin

The first quarter 2015 net interest margin averaged 4.27%, an increase of 3 basis points over the fourth quarter 2014 net interest margin, and a 5 basis point decline from the first quarter 2014 net interest margin. The improvement in the linked-quarter net interest margin was primarily due to accretion of loan fair value marks, which added 11 basis points to the core margin. During the first quarter 2015, the net accretion of loan fair value marks was $387 thousand of which $138 thousand was related to the 2013 acquisition of Century Bank and $249 thousand related to the first quarter 2015 acquisition of Capital Pacific Bank.

Noninterest income and expense

First quarter 2015 noninterest income was $1.3 million, down $42 thousand from fourth quarter 2014, and down $47 thousand from first quarter 2014. First quarter 2015 noninterest income included $53 thousand of gains on the sale of securities and a $23 thousand increase in service charge income, which was offset by a decline in bankcard income when compared to the prior quarter.

Noninterest expense in first quarter 2015 was up $2.2 million over fourth quarter 2014, primarily due to the $1.8 million of merger expense recorded during the current quarter. Increased personnel expense of $705 thousand in first quarter 2015 over fourth quarter 2014 accounted for the majority of the remaining linked-quarter expense increase. This was primarily due to the salary and benefit costs of former Capital Pacific employees who will continue on with Pacific Continental.

Capital levels

The Company’s consolidated capital ratios continued to be above the minimum for the FDIC’s minimum “well-capitalized” designation. At March 31, 2015, the Company’s Tier 1 leverage ratio, Common Equity Tier 1 risk-based capital ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratios were 11.31%, 11.41%, 11.97%, and 13.08%, respectively. This is after the application of the Basel III regulatory capital framework. The FDIC’s minimum “well-capitalized” designation ratios for these metrics were 5.00%, 6.50%, 8.00% and 10.00%, respectively.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this release are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Financial measures such as tangible shareholders’ equity are considered non-GAAP measures. Management believes including non-GAAP measures along with GAAP measures provides investors with a broader understanding of capital adequacy. Tangible shareholders’ equity is calculated as total shareholders’ equity less goodwill and core deposit intangible assets. Additionally, tangible assets are calculated as total assets less goodwill and core deposit intangible assets.

The following table presents a reconciliation of ending shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and total assets (GAAP) to total assets (non-GAAP)

	March 31,	December 31,	March 31,
	2015	2014	2014
	(In thousands)

Total shareholders’ equity	$210,651	$184,161	$181,398
Subtract:
Goodwill	39,032	22,881	22,881
Core deposit intangible assets	4,274	614	704

Tangible shareholders’ equity (non-GAAP)	$167,345	$160,666	$157,813

Total assets	$1,780,849	$1,504,325	$1,471,591
Subtract:
Goodwill	39,032	22,881	22,881
Core deposit intangible assets	4,274	614	704

Tangible assets (non-GAAP)	$1,737,543	$1,480,830	$1,448,006

Conference call and audio webcast

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the first quarter 2015 on Thursday, April 30, 2015, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call (855) 215-7498 Passcode: 1554389. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website www.therightbank.com. To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Shannon Coffin, executive administrative assistant, at 541-686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fifteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with $1.8 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan growth, capital position, liquidity, credit quality, credit quality trends, competition and economic conditions generally and the impact and effects of recent acquisitions. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions and that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and our concentration in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended			Linked	Year over
	March 31,	December 31,	March 31,	Quarter	Year
	2015	2014	2014	% Change	% Change
Interest and dividend income
Loans	$14,185	$13,464	$13,174	5.36%	7.67%
Taxable securities	1,375	1,499	1,532	-8.27%	-10.25%
Tax-exempt securities	503	500	483	0.60%	4.14%
Federal funds sold & interest-bearing deposits with banks	5	3	2	66.67%	150.00%

	16,068	15,466	15,191	3.89%	5.77%

Interest expense
Deposits	810	782	806	3.58%	0.50%
Federal Home Loan Bank & Federal Reserve borrowings	228	251	280	-9.16%	-18.57%
Junior subordinated debentures	56	57	56	-1.75%	0.00%
Federal funds purchased	2	2	5	0.00%	-60.00%

	1,096	1,092	1,147	0.37%	-4.45%

Net interest income	14,972	14,374	14,044	4.16%	6.61%

Provision for loan losses	—	—	—	NA	NA

Net interest income after provision for loan losses	14,972	14,374	14,044	4.16%	6.61%

Noninterest income
Service charges on deposit accounts	575	552	518	4.17%	11.00%
Bankcard income	197	294	217	-32.99%	-9.22%
Bank-owned life insurance income	109	120	117	-9.17%	-6.84%
Gain on sale of investment securities	53	—	63	NA	-15.87%
Other noninterest income	342	352	408	-2.84%	-16.18%

	1,276	1,318	1,323	-3.19%	-3.55%

Noninterest expense
Salaries and employee benefits	6,409	5,704	5,819	12.36%	10.14%
Premises and equipment	980	910	943	7.69%	3.92%
Data processing	684	701	670	-2.43%	2.09%
Legal and professional fees	400	364	487	9.89%	-17.86%
Business development	353	472	375	-25.21%	-5.87%
FDIC insurance assessment	212	221	220	-4.07%	-3.64%
Other real estate expense	241	111	223	117.12%	8.07%
Merger related expenses (1)	1,836	470	—	290.64%	NA
Other noninterest expense	857	845	774	1.42%	10.72%

	11,972	9,798	9,511	22.19%	25.88%

Income before provision for income taxes	4,276	5,894	5,856	-27.45%	-26.98%
Provision for income taxes	1,474	2,263	2,024	-34.87%	-27.17%

Net income	$2,802	$3,631	$3,832	-22.83%	-26.88%

Earnings per share:
Basic	$0.15	$0.20	$0.21	-25.00%	-28.57%

Diluted	$0.15	$0.20	$0.21	-25.00%	-28.57%

Weighted average shares outstanding:
Basic	18,232,076	17,717,270	17,897,593

Common stock equivalents attributable to stock-based awards	212,895	222,482	228,595

Diluted	18,444,971	17,939,752	18,126,188

PERFORMANCE RATIOS
Return on average assets	0.72%	0.97%	1.06%
Return on average equity (book)	5.91%	7.85%	8.61%
Return on average equity (tangible) (2)	7.05%	9.01%	9.90%
Net interest margin - fully tax-equivalent yield (3)	4.27%	4.24%	4.32%
Efficiency ratio (4)	72.47%	61.39%	60.86%

(1)	Represents expenses associated with the acquisition of Capital Pacific Bank, completed during the first quarter 2015.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

				Linked	Year over
	March 31,	December 31,	March 31,	Quarter	Year
	2015	2014	2014	% Change	% Change
ASSETS
Cash and due from banks	$25,718	$20,929	$24,455	22.88%	5.16%
Interest-bearing deposits with banks	12,491	4,858	3,129	157.12%	299.20%

Total cash and cash equivalents	38,209	25,787	27,584	48.17%	38.52%

Securities available-for-sale	379,497	351,946	341,992	7.83%	10.97%
Loans, less allowance for loan losses and net deferred fees	1,238,982	1,029,384	1,004,751	20.36%	23.31%
Interest receivable	5,387	4,773	4,693	12.86%	14.79%
Federal Home Loan Bank stock	10,531	10,019	10,327	5.11%	1.98%
Property and equipment, net of accumulated depreciation	17,932	17,820	18,621	0.63%	-3.70%
Goodwill and intangible assets	43,306	23,495	23,585	84.32%	83.62%
Deferred tax asset	4,887	4,464	8,572	9.48%	-42.99%
Taxes receivable	656	—	—	NA	NA
Other real estate owned	14,167	13,374	11,531	5.93%	22.86%
Bank-owned life insurance	22,401	16,609	16,253	34.87%	37.83%
Other assets	4,894	6,654	3,682	-26.45%	32.92%

Total assets	$1,780,849	$1,504,325	$1,471,591	18.38%	21.02%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$503,735	$407,311	$340,464	23.67%	47.96%
Savings and interest-bearing checking	833,325	646,101	588,822	28.98%	41.52%
Core time deposits	80,337	57,449	61,647	39.84%	30.32%

Total core deposits (2)	1,417,397	1,110,861	990,933	27.59%	43.04%

Non-core time deposits	79,350	98,232	106,422	-19.22%	-25.44%

Total deposits	1,496,747	1,209,093	1,097,355	23.79%	36.40%

Federal funds and overnight funds purchased	—	—	5,620	NA	-100.00%
Federal Home Loan Bank borrowings	61,000	96,000	175,000	-36.46%	-65.14%
Junior subordinated debentures	8,248	8,248	8,248	0.00%	0.00%
Accrued interest and other payables	4,203	6,823	3,970	-38.40%	5.87%

Total liabilities	1,570,198	1,320,164	1,290,193	18.94%	21.70%

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 19,496,920 at March 31, 2015, 17,717,676 at December 31, 2014 and 17,909,906 at March 31, 2014	155,298	131,375	134,293	18.21%	15.64%
Retained earnings	50,014	48,984	45,503	2.10%	9.91%
Accumulated other comprehensive income	5,339	3,802	1,602	40.43%	233.27%

	210,651	184,161	181,398	14.38%	16.13%

Total liabilities and shareholders’ equity	$1,780,849	$1,504,325	$1,471,591	18.38%	21.02%

CAPITAL RATIOS
Total capital (to risk weighted assets) (3)	13.08%	15.73%	16.21%
Tier I capital (to risk weighted assets) (3)	11.97%	14.48%	14.95%
Common equity tier 1 capital (to risk weighted assets) (3)	11.41%	NA	NA
Tier I capital (to leverage assets) (3)	11.31%	11.33%	11.44%
Tangible common equity (to tangible assets)(1)	9.63%	10.85%	10.90%
Tangible common equity (to risk-weighted assets)(1)	11.58%	14.11%	14.37%

OTHER FINANCIAL DATA
Shares outstanding at end of period	19,496,920	17,717,676	17,909,906
Tangible shareholders’ equity(1)	$167,345	$160,666	$157,813
Book value per share	$10.80	$10.39	$10.13
Tangible book value per share	$8.58	$9.07	$8.81

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(3)	In first quarter 2015 Basel III capital framework methodology was implemented for all banks. The current period capital ratios have been compiled based on the new methodology. The prior period capital ratios have not been restated in conformity with the new methodology.

PACIFIC CONTINENTAL CORPORATION

Loans by Type

(In thousands)

(Unaudited)

				Linked	Year over
	March 31,	December 31,	March 31,	Quarter	Year
	2015	2014	2014	% Change	% Change
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$69,968	$51,586	$51,182	35.63%	36.70%
Residential 1-4 family	55,702	47,222	46,557	17.96%	19.64%
Owner-occupied commercial	337,058	259,805	250,211	29.73%	34.71%
Nonowner-occupied commercial	256,119	201,558	168,888	27.07%	51.65%

Total permanent real estate loans	718,847	560,171	516,838	28.33%	39.09%
Construction loans:
Multi-family residential	7,318	8,472	22,717	-13.62%	-67.79%
Residential 1-4 family	28,913	28,109	25,859	2.86%	11.81%
Commercial real estate	25,477	18,595	34,936	37.01%	-27.08%
Commercial bare land and acquisition & development	11,987	12,159	11,456	-1.41%	4.64%
Residential bare land and acquisition & development	6,272	6,632	7,011	-5.43%	-10.54%

Total construction real estate loans	79,967	73,967	101,979	8.11%	-21.58%
Total real estate loans	798,814	634,138	618,817	25.97%	29.09%
Commercial loans	449,793	406,568	397,738	10.63%	13.09%
Consumer loans	3,528	3,862	3,518	-8.65%	0.28%
Other loans	3,742	1,443	1,042	159.32%	259.12%

Gross loans	1,255,877	1,046,011	1,021,115	20.06%	22.99%
Deferred loan origination fees	(1,171)	(990)	(970)	18.28%	20.72%

	1,254,706	1,045,021	1,020,145	20.07%	22.99%
Allowance for loan losses	(15,724)	(15,637)	(15,394)	0.56%	2.14%

	$1,238,982	$1,029,384	$1,004,751	20.36%	23.31%

SELECTED MARKET LOAN DATA
Eugene market gross loans, period-end	$358,129	$363,953	$347,233	-1.60%	3.14%
Portland market gross loans, period-end	612,762	407,466	400,537	50.38%	52.99%
Seattle market gross loans, period-end	119,306	119,095	131,492	0.18%	-9.27%
National health care gross loans, period-end (1)	165,680	155,497	141,853	6.55%	16.80%

Total gross loans, period-end	$1,255,877	$1,046,011	$1,021,115	20.06%	22.99%

DENTAL LOAN DATA (2)
Local Dental gross loans, period-end	$159,726	$159,427	$172,022	0.19%	-7.15%
National Dental gross loans, period-end	151,280	146,965	133,733	2.94%	13.12%

Total gross dental loans, period-end	$311,006	$306,392	$305,755	1.51%	1.72%

(1)	National health care loans include loans to health care professionals, primarily dental practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington, West of the Cascade Mountain Range.
(2)	Dental loans include loans to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice.

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2015	2014	2014
BALANCE SHEET AVERAGES
Loans, net of deferred fees	$1,093,381	$1,028,724	$1,008,561
Allowance for loan losses	(15,675)	(15,675)	(15,906)

Loans, net of allowance	1,077,706	1,013,049	992,655
Securities and short-term deposits	371,061	356,389	350,774

Earning assets	1,448,767	1,369,438	1,343,429
Noninterest-earning assets	125,000	115,104	117,666

Assets	$1,573,767	$1,484,542	$1,461,095

Interest-bearing core deposits(1)	$760,838	$678,381	$647,114
Noninterest-bearing core deposits(1)	439,780	404,569	345,369

Core deposits(1)	1,200,618	1,082,950	992,483
Noncore interest-bearing deposits	82,986	93,988	101,421

Deposits	1,283,604	1,176,938	1,093,904
Borrowings	91,051	116,567	181,381
Other noninterest-bearing liabilities	6,772	7,580	5,280

Liabilities	1,381,427	1,301,085	1,280,565

Shareholders’ equity (book)	192,340	183,457	180,530

Liabilities and equity	$1,573,767	$1,484,542	$1,461,095

Shareholders’ equity (tangible)(2)	$161,247	$159,947	$156,929

Period-end earning assets	$1,630,970	$1,386,188	$1,349,872

SELECTED MARKET DEPOSIT DATA
Eugene market core deposits, period-end(1)	$742,397	$672,527	$604,505
Portland market core deposits, period-end(1)	516,976	276,453	234,631
Seattle market core deposits, period-end(1)	158,024	161,881	151,797

Total core deposits, period-end(1)	1,417,397	1,110,861	990,933
Other deposits, period-end	79,350	98,232	106,422

Total	$1,496,747	$1,209,093	$1,097,355

Eugene market core deposits, average(1)	$711,718	$668,927	$602,977
Portland market core deposits, average(1)	332,791	263,757	236,945
Seattle market core deposits, average(1)	156,109	150,266	152,561

Total core deposits, average(1)	1,200,618	1,082,950	992,483
Other deposits, average	82,986	93,988	101,421

Total	$1,283,604	$1,176,938	$1,093,904

NET INTEREST MARGIN RECONCILIATION
Yield on average loans (3)	5.34%	5.27%	5.38%
Yield on average securities(4)	2.35%	2.53%	2.63%

Yield on average earning assets(4)	4.57%	4.56%	4.66%

Rate on average interest-bearing core deposits	0.28%	0.28%	0.31%
Rate on average interest-bearing non-core deposits	1.41%	1.29%	1.26%

Rate on average interest-bearing deposits	0.39%	0.40%	0.44%

Rate on average borrowings	1.27%	1.06%	0.76%

Cost of interest-bearing funds	0.48%	0.49%	0.50%

Interest rate spread(4)	4.10%	4.07%	4.16%

Net interest margin - fully tax equivalent yield(4)	4.27%	4.24%	4.32%

Acquired loan fair value accretion impact to net interest margin (5)	0.11%	0.03%	0.07%

(1)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Interest income includes recognized loan origination fees of $147, $149 and $129 for the three months ended March 31, 2015, December 31, 2014 and March 31, 2014, respectively.
(4)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $271, $269 and $260 for the three months ended March 31, 2015, December 31, 2014, and March 31, 2014, respectively.
(5)	During the three months ended March 31, 2015, December 31, 2014 and March 31, 2014, accretion of the fair value adjustment on acquired loans contributed to interest income of $387, $90, and $225, respectively.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets, Asset Quality Ratios and Allowance for Loan Losses

(Dollars in thousands, except per share data)

(Unaudited)

	March 31,	December 31,	March 31,
	2015	2014	2014
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	830	321	752
Owner-occupied commercial	1,117	599	1,651
Nonowner-occupied commercial	897	906	136

Total permanent real estate loans	2,844	1,826	2,539
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	166	—	—
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	—	—

Total construction real estate loans	166	—	—

Total real estate loans	3,010	1,826	2,539
Commercial loans	1,067	869	2,623

Total nonaccrual loans	4,077	2,695	5,162
90-days past due and accruing interest	—	—	—
Total nonperforming loans	4,077	2,695	5,162

Nonperforming loans guaranteed by government	(1,442)	(706)	(623)
Net nonperforming loans	2,635	1,989	4,539

Other real estate owned	14,167	13,374	11,531

Total nonperforming assets, net of guaranteed loans	$16,802	$15,363	$16,070

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.25%	1.49%	1.51%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	596.74%	786.17%	339.15%
Net loan (recoveries) charge offs as a percentage of average loans, annualized	-0.03%	0.03%	0.21%
Net nonperforming loans as a percentage of total loans	0.21%	0.19%	0.44%
Nonperforming assets as a percentage of total assets	0.94%	1.02%	1.09%
Consolidated classified asset ratio(1)	27.60%	24.54%	26.82%
Past due as a percentage of total loans (2)	0.35%	0.15%	0.20%

	Three months ended
	March 31,	December 31,	March 31,
	2015	2014	2014
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$15,637	$15,722	$15,917
Provision for loan losses	—	—	—
Loan charge offs	(73)	(181)	(601)
Loan recoveries	160	96	78

Net recoveries (charge offs)	87	(85)	(523)

Balance at end of period	$15,724	$15,637	$15,394

(1)	Classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION

Consolidated Financial Highlights

(Dollars in thousands, except per share data)

(Unaudited)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2015	2014	2014	2014	2014
EARNINGS
Net interest income	$14,972	$14,374	$14,572	$14,457	$14,044
Provision for loan loss	$—	$—	$—	$—	$—
Noninterest income	$1,276	$1,318	$1,197	$1,156	$1,323
Noninterest expense	$11,972	$9,798	$9,149	$9,269	$9,511
Net income	$2,802	$3,631	$4,431	$4,148	$3,832
Basic earnings per share	$0.15	$0.20	$0.25	$0.23	$0.21
Diluted earnings per share	$0.15	$0.20	$0.25	$0.23	$0.21
Average shares outstanding	18,232,076	17,717,270	17,749,217	17,889,562	17,897,593
Average diluted shares outstanding	18,444,971	17,939,752	17,970,458	18,119,412	18,126,188

PERFORMANCE RATIOS
Return on average assets	0.72%	0.97%	1.18%	1.13%	1.06%
Return on average equity (book)	5.91%	7.85%	9.69%	9.16%	8.61%
Return on average equity (tangible) (1)	7.05%	9.01%	11.13%	10.53%	9.90%
Net interest margin - fully tax equivalent yield (2)	4.27%	4.24%	4.28%	4.34%	4.32%
Efficiency ratio (tax equivalent) (3)	72.47%	61.39%	57.04%	58.38%	60.86%
Full-time equivalent employees	317	288	289	283	285

CAPITAL
Tier 1 leverage ratio	11.31%	11.33%	11.20%	11.26%	11.44%
Tier 1 risk based ratio	11.97%	14.48%	14.44%	14.48%	14.95%
Total risk based ratio	13.08%	15.73%	15.69%	15.73%	16.21%
Book value per share	$10.80	$10.39	$10.30	$10.20	$10.13
Regular cash dividend per share	$0.10	$0.10	$0.10	$0.10	$0.10
Special cash dividend per share	NA	$0.05	$0.03	$0.11	$0.10

ASSET QUALITY
Allowance for loan losses (ALL)	$15,724	$15,637	$15,722	$15,675	$15,394
Non performing loans (NPLs) net of government guarantees	$2,635	$1,989	$2,932	$4,606	$4,539
Non performing assets (NPAs) net of government guarantees	$16,802	$15,363	$16,109	$16,137	$16,070
Net loan (recoveries) charge offs	$(87)	$85	$(47)	$(281)	$523
ALL as a percentage of gross loans	1.25%	1.50%	1.52%	1.52%	1.51%
ALL as a % NPLs, net of government guarantees	596.74%	786.17%	536.22%	340.32%	339.15%
Net loan charge offs (recoveries) to average loans	-0.03%	0.03%	-0.02%	-0.11%	0.21%
Net NPLs as a percentage of total loans	0.21%	0.19%	0.28%	0.45%	0.44%
Nonperforming assets as a percentage of total assets	0.94%	1.02%	1.08%	1.08%	1.09%
Consolidated classified asset ratio(4)	27.60%	24.54%	24.27%	24.72%	26.82%
Past due as a percentage of total loans (5)	0.35%	0.15%	0.16%	0.08%	0.20%

END OF PERIOD BALANCES
Total securities and short term deposits	$391,988	$356,804	$353,893	$359,869	$345,121
Total loans net of allowance	$1,238,982	$1,029,384	$1,019,127	$1,014,346	$1,004,751
Total earning assets	$1,630,970	$1,386,188	$1,373,020	$1,374,215	$1,349,872
Total assets	$1,780,849	$1,504,325	$1,489,719	$1,498,763	$1,471,591
Total non-interest bearing deposits	$503,735	$407,311	$390,790	$397,942	$340,464
Core deposits (6)	$1,417,397	$1,110,861	$1,047,211	$1,026,542	$990,933
Total deposits	$1,496,747	$1,209,093	$1,145,235	$1,132,654	$1,097,355

AVERAGE BALANCES
Total securities and short term deposits	$371,061	$356,389	$351,695	$348,985	$350,774
Total loans net of allowance	$1,077,706	$1,013,049	$1,023,266	$1,011,391	$992,655
Total earning assets	$1,448,767	$1,369,438	$1,374,961	$1,360,376	$1,343,429
Total assets	$1,573,767	$1,484,542	$1,488,747	$1,473,470	$1,461,095
Total non-interest bearing deposits	$439,780	$404,569	$391,738	$362,204	$345,369
Core deposits (6)	$1,200,618	$1,082,950	$1,037,336	$1,010,734	$992,482
Total deposits	$1,283,604	$1,176,938	$1,141,897	$1,115,963	$1,093,904

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax equivalent basis) plus noninterest income.
(4)	All loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(5)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.
(6)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.

CAPITAL PACIFIC BANCORP (1)

Opening balance sheet

(In thousands)

(Unaudited)

March 6, 2015
ASSETS
Securities available-for-sale	$26,010

Loan unpaid principal balances	208,782
Fair Value adjustments:
Credit quality-related	(3,316)
Interest rate-related	(2,060)

Net loans	203,406

Interest receivable	547
Federal Home Loan Bank stock	627
Property and equipment	229
Goodwill	16,151
Core deposit intangible	3,721
Deferred tax asset	1,406
Taxes receivable	656
Other real estate owned	845
Bank-owned life insurance	5,683
Other asset	201

Total assets	$259,482

LIABILITIES AND SHAREHOLDERS EQUITY
Cash and due from banks, net of consideration paid	$3,249
Deposits	227,967
Other liabilities	4,688

Total liabilities	235,904

Common stock	23,578

Total liabilities and shareholders’ equity	$259,482

(1)	On March 6, 2015 Pacific Continental Bank acquired Capital Pacific Bancorp and its wholly owned subsidiary, Capital Pacific Bank. This table represents the opening asset and liability balances.